Exhibit 10.2
Execution Version

FOURTH AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
November 30, 2006
among
GOODRICH PETROLEUM COMPANY, L.L.C.,
as Borrower,
BNP PARIBAS,
as Administrative Agent,
and
The Lenders Party Hereto

FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
          THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) dated as of November 30, 2006, is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (“Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.
RECITALS
          A. Borrower, Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 2005, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005, the Second Amendment to Amended and Restated Credit Agreement, dated June 21, 2006 and the Third Amendment to Amended and Restated Credit Agreement, dated August 30, 2006 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.
          B. Borrower has requested, and the Lenders have agreed, to amend certain provisions of the Credit Agreement.
          C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Fourth Amendment refer to articles and sections of the Credit Agreement.
          Section 2. Amendments to Credit Agreement.
          2.1 Definitions. Section 1.1 is hereby amended by deleting the definition of “Tangible-Net Worth” and amending or adding the following definitions:
“Agreement” means this Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005, the Second Amendment to Amended and Restated Credit Agreement, dated June 21, 2006, the Third Amendment to Amended and Restated Credit Agreement, dated August 30, 2006 and the Fourth Amendment to Amended and Restated Credit Agreement, dated November 30, 2006.
“Convertible Notes” means the $125,000,000 aggregate principal amount of Convertible Senior Notes due 2026 issued by Goodrich Petroleum Corporation, or up to $175,000,000 aggregate principal amount to the extent the option to purchase additional Convertible Notes is exercised in full as set forth in the purchase agreement relating to the initial purchase of the Convertible Notes.
“Total Debt” means, at any date, all Debt of the Companies on a consolidated basis, excluding (i) non-cash obligations under Financial Accounting Standards 133 and (ii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.
          2.2 Section 9.9(a). Section 9.9(a) is hereby amended and restated in its entirety as follows:
          (a) Distributions. No Restricted Company may declare, make, or pay any Distribution except Distributions paid in the form of additional common stock, and distributions to any other Restricted Company; provided, however, that Goodrich may make regularly scheduled interest payments, in cash, on the Convertible Notes and, so long as no Potential Default or Borrowing Base Deficiency exists or would result therefrom, Goodrich may pay regularly scheduled dividends, in cash, on the Existing Preferred Stock.
          2.3 Section 9.9(b). Section 9.9(b)(iii) is hereby deleted in its entirety.
          2.4 Section 9.9(c). Section 9.9 is hereby amended by adding the following Section 9.9(c):
          (c) Redemption of Convertible Notes; Amendment of Indenture. Borrower will not, and will not permit any Restricted Company to: (i) call, make, or offer to make any optional or voluntary prepayment of the Convertible Notes in cash, (ii) convert the Convertible Notes into Equity Interests other than common stock or (iii) amend, modify, waive or otherwise consent or agree to any material amendment, modification or waiver to the indenture governing the Convertible Notes, provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof provided that any such guarantor also guarantees the Obligation pursuant to a written guaranty in form and substance satisfactory to Administrative Agent and each of Borrower and such guarantor otherwise complies with Section 5.1.
          2.5 Section 10.3. Section 10.3 is hereby amended and restated in its entirety as follows:
“Section 10.3 Debt to EBITDAX Ratio. The ratio of Total Debt of the Companies as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 3.5 to 1.0.”

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          2.6 Schedule 9.2. Schedule 9.2 is hereby amended by adding the following item #11:
“11. Debt under the Convertible Notes, provided that (a) the principal amount of such Convertible Notes does not exceed $175,000,000 in the aggregate and (b) a portion of the net proceeds from the issuance of such Convertible Notes is used to repay the Debt under the Second Lien Notes such that concurrently with the issuance of the Convertible Notes, all amounts due under the Second Lien Term Loan Documents are paid in cash in full.”
          2.7 Schedule 9.8. Schedule 9.8 is hereby amended by adding the following item #12:
“12. Loans of Equity Interests of Goodrich Petroleum Corporation under agreements entered into in connection with the Convertible Notes offering.”
          Section 3. Conditions Precedent. This Fourth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 14.8 of the Credit Agreement) (the “Effective Date”):
          3.1 The Administrative Agent shall have received from the Determining Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by Administrative Agent) of this Fourth Amendment signed on behalf of such Persons.
          3.2 The Administrative Agent shall have received a certificate from a Responsible Officer of Borrower certifying that attached thereto is a true and correct copy of the indenture governing the Convertible Notes and the indenture shall be in form and substance satisfactory to the Administrative Agent and the Determining Lenders.
          3.3 The Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.
          3.4 No Default shall have occurred and be continuing, after giving effect to the terms of this Fourth Amendment.
          Section 4. Miscellaneous.
          4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.
          4.2 Ratification and Affirmation; Representations and Warranties. Borrower and each Guarantor hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments and modifications contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and

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warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since November 17, 2005, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Event.
          4.3 Loan Document. This Fourth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
          4.4 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          4.5 NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
          4.6 GOVERNING LAW. THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
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          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.
	By:	/s/ David R. Looney
		Name:	David R. Looney
		Title:	Executive Vice President & Chief Financial Officer

GUARANTORS:	GOODRICH PETROLEUM CORPORATION
	By:	/s/ David R. Looney
		Name:	David R. Looney
		Title:	Executive Vice President & Chief Financial Officer

GOODRICH PETROLEUM COMPANY — LAFITTE, L.L.C.
	By:	/s/ David R. Looney
		Name:	David R. Looney
		Title:	Executive Vice President & Chief Financial Officer

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ADMINISTRATIVE AGENT:	BNP Paribas, as a Lender and as Administrative Agent
	By:	/s/ Brian M. Malone
		Name:	Brian M. Malone
		Title:	Managing Director

	By:	/s/ Pally Schott
		Name:	Pally Schott
		Title:	Vice President

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LENDERS:	Comerica Bank, as Lender
	By:	/s/ Juli Bieser
		Name:	Juli Bieser
		Title:	Vice President

BMO Capital Markets Financing, Inc. (formerly known as Harris Nesbitt Financing, Inc.), as Lender
	By:	/s/ James V. Ducote
		Name:	James V. Ducote
		Title:	Vice President

The Prudential Insurance Company of America, as Lender
	By:	/s/ Brian N. Thomas
		Name:	Brian N. Thomas
		Title:	Vice President

Deutsche Bank Trust Company Americas, as Lender
	By:	/s/ Saad Jobal
		Name:	Saad Jobal
		Title:	Vice President

	By:	/s/ Evelyn Thierry
		Name:	Evelyn Thierry
		Title:	Vice President

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